Exhibit 99.1

BioSante Pharmaceuticals, Inc.
111 Barclay Boulevard
Lincolnshire, Illinois 60069
www.biosantepharma.com

FOR IMMEDIATE RELEASE	NASDAQ: BPAX

BioSante Pharmaceuticals Regains Compliance with

NASDAQ Minimum Bid Price Listing Requirement

LINCOLNSHIRE, Illinois (June 19, 2012) — BioSante Pharmaceuticals, Inc. (NASDAQ: BPAX) announced today that it has received notice from The NASDAQ Stock Market indicating that BioSante has regained compliance with the minimum bid price requirement for continued inclusion of its common stock on The NASDAQ Global Market.

As previously announced by BioSante on June 11, 2012 the Company plans to initiate two new LibiGel Phase III efficacy trials.  This decision is based on an extensive analysis of previous efficacy data, consultation with key opinion leaders (KOLs) in female sexual dysfunction, testosterone therapy and placebo effects, as well as a meeting with the U.S. Food and Drug Administration (FDA). BioSante also intends to continue the on-going LibiGel Phase III cardiovascular and breast cancer safety study as per protocol. LibiGel (testosterone gel) is in development for the treatment of female sexual dysfunction (FSD), specifically, hypoactive sexual desire disorder (HSDD) in menopausal women.

About BioSante Pharmaceuticals, Inc.

BioSante is a specialty pharmaceutical company focused on developing products for female sexual health and oncology.  BioSante´s products include LibiGel® (transdermal testosterone gel) for the treatment of female sexual dysfunction (FSD), specifically hypoactive sexual desire disorder (HSDD), which is in Phase III clinical development.  BioSante also is developing a portfolio of cancer vaccines, with 17 Phase I and Phase II clinical trials currently on-going.  Four of these vaccines have been granted Orphan Drug designation by the U.S. Food and Drug Administration (FDA).  BioSante´s other products include an FDA-approved testosterone gel for male hypogonadism, which is licensed to Teva Pharmaceuticals USA, Inc.,  and the Pill-Plus™, an oral contraceptive in Phase II clinical development by Pantarhei Bioscience B.V.  BioSante´s first FDA-approved product, Elestrin™ (estradiol gel) indicated for the treatment of hot flashes associated with menopause, is marketed in the U.S. by Jazz Pharmaceuticals, BioSante´s licensee.  Additional information is available online at: www.biosantepharma.com.

Forward-Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the continued listing of BioSante’s common stock on The NASDAQ Global Market  and other statements identified by words such as “plans,” “intends,” “may,” “could,” other words of similar meaning, derivations of such words and the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause BioSante´s actual results to be materially different than those expressed in or implied by BioSante´s forward-looking statements. For BioSante, particular uncertainties and risks include, among others, risks and uncertainties related to the market price of BioSante’s securities and its continued listing on The NASDAQ Global Market, uncertainties regarding clinical testing, the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance; the marketing and other success of BioSante´s licensees or sublicensees and BioSante´s future revenues, if any, from its licensees and sublicensees; uncertainties relating to the future and costs of BioSante´s product development programs and BioSante´s need for and ability to obtain additional financing if needed. More detailed information on these and additional factors that could affect BioSante´s actual results are described in BioSante´s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly report on Form 10-Q. All forward-looking statements in this release speak only as of the date of this release and are based on BioSante´s current beliefs and expectations. BioSante undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, please contact:

For Investors:	For Media:
The Trout Group LLC	Harris D. McKinney, Inc.
Tricia Swanson	Alan Zachary
(646) 378-2953	312-506-5220
tswanson@troutgroup.com	azachary@harrisdmckinney.com